UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2011

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On February 22, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”): (i) awarded cash bonuses with respect to 2010 to the Company’s “named executive officers” (as defined in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2010) (the “Named Executive Officers”); (ii) approved the annual base salaries of the Named Executive Officers for 2011 and (iii) granted restricted stock awards and options to the Named Executive Officers in respective amounts set forth below.

Name and Principal Position	2010 Bonus (1)	2011 Annual Base Salary	Restricted Stock Awards (Number of Shares) (2)	Option Awards (Number of Shares) (2)
Martin A. Kits van Heyningen President, Chief Executive Officer and Chairman of the Board of Directors	$318,469	$408,825	25,000	50,000

Patrick J. Spratt Chief Financial Officer	$144,614	$277,121	12,500	25,000

Robert J. Balog Senior Vice President, Engineering	$84,782	$236,520	7,500	15,000

Brent C. Bruun Vice President, Sales and Business Development	$95,018	$231,426	7,500	15,000

James S. Dodez Vice President, Marketing and Strategic Planning	$94,181	$228,820	7,500	15,000

(1)	All bonuses paid to the Named Executive Officers of the Company with respect to 2010 were based on the degree of achievement of the individual and corporate performance goals for 2010. The corporate performance goal was based on the degree of achievement of the Company’s goal for earnings before interest, taxes, depreciation, amortization and equity-based compensation expenses, or Adjusted EBITDA. Under the Company’s 2010 bonus plan, individual performance goals (other than those of the President) were determined jointly by the President and each Named Executive Officer at the beginning of 2010. The President and Chief Executive Officer’s individual performance goals for 2010 were determined jointly by the President and the Compensation Committee.

(2)	The restricted stock and option awards will vest in four equal annual installments beginning on February 22, 2012, provided that the executive is employed by the Company at the time of vesting. The exercise price of the stock option awards is $14.40 per share, the closing price of the Company’s common stock on February 22, 2011. Each option award has a term of five years.

The Compensation Committee also approved a formula for calculating 2011 cash bonuses that will be payable in 2012. Under the formula, 75% of each Named Executive Officer’s bonus for 2011 is based on corporate performance goals and 25% of the bonus is based on individual performance goals. The portion of the bonus plan based on achieving corporate performance goals uses a sliding scale to determine bonus amounts based on the degree of achievement of the Company’s goal for growth in 2011 in (i) revenue and (ii) Adjusted EBITDA. The Compensation Committee has established a target bonus for each executive, ranging from 35% of annual base salary to (in the case of the President and Chief Executive Officer) 75% of annual base salary, and these bonuses will be payable if revenue and Adjusted EBITDA growth falls within stated ranges, as determined by the Compensation Committee. The threshold for payment of the portion of the bonus for corporate performance is 10% revenue growth and 20% Adjusted EBITDA growth, and at this level of achievement, 70% of the target bonus for corporate performance will be earned. The maximum bonus payment for corporate performance will be awarded if the Company achieves 35% revenue growth and 70% Adjusted EBITDA growth, in which case the payment will be 200% of the target bonus. The Compensation Committee retained the discretion to make adjustments to any bonus calculation under the plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2011	KVH INDUSTRIES, INC.

By: /S/ Patrick J. Spratt
Patrick J. Spratt
Chief Financial and Accounting Officer